Exhibit 10.2

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

TO:	Macfarlane, Ferguson & McMullen, P.A.	Attn: J. Paul Raymond, Esq.
	625 Court Street, Suite 200	Telephone: (727)441-8966
	Clearwater, FL 33756	Facsimile: (727) 442-8470
E-Mail: JPR @ MACFAR.COM

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into this 10th day of September, 2012, and constitutes an agreement by which O’DONNELL ACQUISITIONS, LLC, a California limited liability company (“Buyer”), agrees to purchase and FLOWBAKE TAMPA EAST, LLC, a Florida limited liability company (“Seller”), agrees to sell the following:

A. The following parcel of land (the “Land”), situated in the City of Tampa, County of Hillsborough, Florida, located at 1988 Tampa East Boulevard, Tampa, Florida, which metes and bounds description of such land is anticipated to be as described on Exhibit “A” attached hereto and incorporated herein, and which Land is (or will be) improved with an approximately 12,160 square foot commercial truck and dock terminal for Flowers Baking Co. of Bradenton, LLC (“Tenant”) as the sole tenant. Seller currently is in the process of completing improvements on the Land for Tenant (the “Additional Improvements”).

B. Any and all structures, buildings, facilities, or other improvements situated on the Land, including the Additional Improvements (collectively, the “Improvements”);

C. All rights, privileges, easements, and appurtenances to the Land or the Improvements, including without limitation any mineral rights held by Seller and all easements, rights-of-way, and other appurtenances used or connected with the beneficial use or enjoyment of the Land or the Improvements (the term “Real Property” referring collectively to the Land, the Improvements, and all such attendant rights, privileges, easements and appurtenances);

D. All personal property, building equipment (including, without limitation, HVAC, air filtration, and other building systems), signs, site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans and other plans or studies of any kind relating to the Real Property, and other supplies and fixtures owned by Seller or any related or affiliated party and used in the operation of the Real Property (collectively, the “Personal Property”); and

E. All intangible property owned by Seller or any related or affiliated entity and used in connection with the Real Property or the Personal Property, including without limitation all leases, contract rights, guaranties, permits and warranties (the “Intangible Personal Property”).

The Real Property, the Personal Property, and the Intangible Personal Property are sometimes collectively referred to as the “Property”.

The terms and conditions of this Agreement and the instructions to Macfarlane, Ferguson & McMullen, P.A. (“Closing Attorney”) are as follows:

1. Purchase and Sale. FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon the terms and conditions set forth herein.

2. Purchase Price. The purchase price (“Purchase Price”) for the Property shall be ONE MILLION SIX HUNDRED EIGHTY-FOUR THOUSAND SIXTY-SEVEN DOLLARS ($1,684,067.00), payable as follows:

(a) Upon the “Effective Date”, as defined in Section 3, Buyer shall deposit, or cause to be deposited with Closing Attorney the sum of FIFTY THOUSAND DOLLARS ($50,000.00) (“Deposit”), which Deposit shall be applied toward payment of the Purchase Price upon the “Closing” (as defined in Section 3). The Deposit shall be invested by Closing Attorney in an interest-bearing account with SunTrust (the “Escrow Account”) with all interest accruing thereon paid to the party entitled to the Deposit or, at Buyer’s election, credited to the Purchase Price upon the “Closing”, as hereafter defined. If the Closing fails to occur for any reason other than a material default by Buyer, the Deposit plus any accrued interest thereon shall be immediately returned by Closing Attorney to Buyer, and, without waiver of any other rights Buyer may have at law, in equity or under this Agreement, this Agreement shall be deemed terminated.

(b) In addition to the Deposit, Buyer shall also concurrently deposit with Closing Attorney the additional sum of One Hundred Dollars ($100.00) (the “Independent Consideration”). The Independent Consideration shall be non-refundable to Buyer as independent consideration for the rights extended to Buyer under this Agreement. The Independent Consideration shall be released to Seller immediately following Buyer’s deposit of the Independent Consideration with the Closing Attorney. In all instances under this Agreement in which Buyer elects to terminate or is deemed to have terminated this Agreement, Seller shall retain the Independent Consideration. The Independent Consideration shall not be applicable towards the Purchase Price.

(c) Upon the later of (a) the expiration of the Inspection Period (as defined in Section 5 below) and (b) five (5) business days after Seller provides Buyer with copies of the full set of Completion Documents (as defined in Section 11 below), provided this Agreement has not otherwise been terminated, Buyer shall deposit or cause to be deposited with Closing Attorney, by confirmed wire transfer of funds, the sum of FIFTY THOUSAND DOLLARS ($50,000.00) (“Additional Deposit”), which Additional Deposit shall be applied towards payment of the Purchase Price upon the Closing. The Additional Deposit shall be deposited in the Escrow Account by Closing Attorney with all interest accruing thereon paid to the party entitled to the Additional Deposit or, at Buyer’s election, credited to the Purchase Price upon the Closing. Should the Closing fail to occur for any reason other than a material default by Buyer, including without limitation Seller’s failure to satisfy a condition to Buyer’s obligations hereunder and Buyer’s refusal to waive such failure, then the Additional Deposit and any accrued interest thereon shall be immediately returned by Closing Attorney to Buyer, and without waiver of any other rights Buyer may have at law, in equity or under this Agreement, this Agreement shall be deemed terminated.

(d) Upon the Closing, Buyer shall deposit or cause to be deposited with Closing Attorney, in the form of a confirmed wire transfer of funds, the balance of the Purchase Price, plus such additional funds, if any, as may be required to pay Buyer’s share of prorations and closing costs, as set forth herein.

3. Closing.

(a) Effective Date. For the purposes of this Agreement, the “Effective Date” shall be deemed the date Closing Attorney shall have received an executed counterpart of this Agreement from both Buyer and Seller. Upon the Effective Date, Closing Attorney shall provide Buyer and Seller with a fully executed copy of the Agreement by e-mail. In addition, Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental closing instructions of Closing Attorney or other instruments as may be reasonably required by Closing Attorney. The printed portions of any such supplemental instructions shall not amend or supersede any portions of this Agreement. If there is any inconsistency between such supplemental instructions and this Agreement, this Agreement shall control.

(b) Closing. For purposes of this Agreement, the “Closing” shall be defined as the date that the Special Warranty Deed, the form of which is attached hereto and incorporated herein as Exhibit “C” (“Special Warranty Deed”), conveying the Land and Improvements to Buyer, is executed and delivered to the Closing Attorney (as defined below) for delivery and recording in the Official Records of Hillsborough County, State of Florida. The Closing shall be on or before the date (the “Closing Date”) that is ten (10) days after the later of (a) the expiration of the Inspection Period and (b) Seller provides Buyer with copies of the Completion Documents, provided that the deposits required by Paragraphs 13 and 14 below have been made by Seller and Buyer, respectively, and all conditions precedent to Buyer’s obligations hereunder have either been satisfied or waived by Buyer.

(c) Closing Attorney. Pursuant to Florida law, all aspects of the Closing shall be conducted under the supervision and control of an attorney duly licensed to practice law in the State of Florida (the “Closing Attoney”), and such Closing Attorney shall obtain a closing protection letter from the Title Company (as defined below) for the benefit of Buyer. Unless otherwise agreed by the parties, the Closing Attorney shall be Macfarlane, Ferguson & McMullen, P.A. Buyer acknowledges that the Closing Attorney also represents Seller, and the Closing Attorney may continue to represent Seller in the event of any allegation of default by either Seller or Buyer provide the Closing Attorney complies with its escrow obligations under this Agreement.

4. Condition of Title. It shall be a condition to Buyer’s obligations hereunder that First American Title Insurance Company (together with such direct access re-insurers as Buyer shall approve) (“Title Company”) be unconditionally prepared and committed to issue its ALTA Owner’s Extended Coverage Title Insurance Form 2006 Policy with any exception for liens or parties in possession deleted (other than the rights of Tenant under the Lease) and together with any endorsements Buyer may require to the extent available in Florida (“Title Policy”) in the amount of the Purchase Price, showing fee title to the Land and Improvements vested in Buyer (or its title nominee, as hereinafter provided), subject only to the following (“Condition of Title”):

(a) A lien to secure payment of real estate taxes, not delinquent;

(b) Matters affecting the Condition of Title created by or with the written consent of Buyer; and

(c) Exceptions disclosed by a current extended coverage ALTA Commitment (“Commitment”) with respect to the Land and Improvements issued by the Title Company and which are approved or deemed approved by Buyer in accordance with this paragraph. Within ten (10) days after Effective Date, Seller, at its sole cost and expense, shall provide to Buyer the

Commitment, together with legible copies of the instruments underlying any exceptions referred to in the Commitment (“Exceptions”), and Seller’s most recent copy of any survey of the Land and Improvements. Seller shall be absolutely obligated to remove, at or prior to Closing, and Buyer shall be deemed to have disapproved, all monetary exceptions to title other than non-delinquent real property taxes. If, on or before twenty (20) days following receipt of the Commitment, Exceptions and Survey, Buyer disapproves any non-monetary items described therein, Seller shall thereafter have the right to attempt to eliminate or ameliorate to Buyer’s satisfaction such matters as Buyer shall have so disapproved on or before the expiration of the Inspection Period. Seller shall give written notice to Buyer within such period whether Seller is unable or unwilling to ameliorate or eliminate such disapproved matters. If Seller so notifies Buyer that it is unable or unwilling to eliminate or ameliorate any such disapproved matters, Buyer shall have the right, exercisable by written notice delivered to Seller and Closing Attorney on or before the expiration of the Inspection Period, to (i) waive its prior disapprovals of those matters which Seller is unable to eliminate or ameliorate, in which event such disapproved matters shall be deemed approved; or (ii) terminate the Agreement, in which event Buyer’s Deposit and Additional Deposit plus all accrued and unpaid interest thereon shall be returned to Buyer and thereafter this Agreement and the rights and obligations of the parties hereunder shall terminate, except for Buyer’s indemnity obligations under Section 6 below.

(d) During the term of the Agreement, Seller shall not cause or permit title to the Land and Improvements to differ from the Condition of Title approved by Buyer pursuant to the foregoing, without Buyer’s prior written consent. Seller shall provide whatever documentation and indemnities that are reasonably necessary to cause the Title Policy to delete any exceptions relates to mechanic’s/construction liens in connection with the Improvements. Buyer acknowledges that Seller is processing a plat or subdivision map (the “Map”) to cause the Land to be a separate legal parcel. Any material modification to the boundaries of the Land as compared to Exhibit “A” attached hereto shall entitled Buyer to terminate this Agreement if Buyer reasonably determines that such modification will adversly affect Buyer’s interest in the Property or value thereof, in which event, the Deposit and the Additional Deposit shall be returned to Buyer.

5. Inspection Period. For a period (the “Inspection Period”) commencing as of the Effective Date and continuing until the date that is twenty (20) days after the Effective Date and Seller provides Buyer with the Property Documents, Buyer shall have the right to review and satisfy itself that the legal, economic and physical aspects of the Property and the acquisition terms and conditions are satisfactory to Buyer, including, without limitation, Buyer’s review of such audits, marketing studies, appraisals, environmental reports, inspections or investigations with respect to the Property and this transaction as Buyer deems necessary or desirable in the exercise of its sole discretion. Buyer’s obligations hereunder shall be conditioned upon Buyer’s satisfaction with or waiver of such matters, which satisfaction or waiver shall be in Buyer’s sole, absolute and non-reviewable discretion. If Buyer, by the expiration of the Inspection Period, notifies Seller of its election to terminate this Agreement in a writing delivered to Seller and Closing Attorney, then the Deposit and the Additional Deposit and all accrued and unpaid interest thereon shall immediately be refunded by Closing Attorney to Buyer and thereafter this Agreement shall be deemed cancelled and neither party shall have any further rights or obligations hereunder, except for Buyer’s indemnity obligations under Section 6 below. Otherwise, on or before the expiration of the Inspection Period, Buyer shall be deemed to have elected to proceed to the Closing (the “Closing Notice”). Upon delivery, or deemed delivery, of the Closing Notice, Buyer shall be deemed to have approved all matters subject to its review during the Inspection Period, and the Deposit (and the Additional Deposit if paid pursuant to this Agreement) shall be deemed non-refundable to Buyer, subject to the satisfaction of the Conditions of Closing stated in Section 12 below. Within ten (10) days after the Effective Date (and within five [5] days after Seller obtains actual knowledge of the existence of any new information within the following categories), Seller shall deliver to Buyer (or make available to Buyer in an on-line data room) the following due diligence items, to the extent the same are in Seller’s possession or control:

(a) Copies of the lease between Seller and Tenant and amendments thereto (“Lease”) with respect to the Property;

(b) Copies (if any) of building permits, certificates of occupancy, subdivision maps and any and all other licenses, permits and governmental approvals and authorizations pertaining to the Property, and any notices of violation thereof served on Seller, including any building, fire or planning department notices;

(c) Copies (if any) of the current plans and specifications for the Improvements for the original shell construction and all tenant improvement work and any proposed plans and specifications for any further improvements to the Property, including any and all building department changes (collectively, the “Plans and Specifications”);

(d) Copies (if any) of any management contracts, construction contracts, service agreements, maintenance agreements, brokerage contracts, listing agreements and any other contracts or agreements between Seller and any third party affecting or relating to the ownership, operation, leasing, maintenance, repair or development of the Property including, without limitation, any executory contracts between Seller and any third party pertaining to the construction, operation, repair or maintenance of any of the Improvements, together with copies of all warranties with respect thereto;

(e) Any and all insurance policies, together with copies of the roof warranty;

(f) A draft of any conditions, covenants, restrictions or easements (collectively, the “CC&Rs”) that Seller contemplates to be recorded against the Land;

(g) Tenant financial statements in Seller’s possession or reasonably available to Seller;

(h) The most recent property tax statements for the Property for the current fiscal year and the prior two (2) fiscal years;

(i) Reserved;

(j) Reserved;

(k) A detailed list of all Personal Property including, without limitation, any and all fixtures, equipment and tools owned by Seller and used on or in connection with the Property to be conveyed to Buyer at Closing pursuant to the “Bill of Sale”, as hereafter defined, together with a copy of all warranties and guaranties applicable thereto. Such list shall reflect any and all security interests in the Personal Property;

(l) Any and all soils, geotechnical and environmental reports (if any), including asbestos, hazardous materials, Phase I or II assessments, and/or information on transformers or any other PCB generating devices;

(m) Any and all building inspection information and reports (if any);

(n) Copies of all correspondence, memos, notes and any other writings between Seller and any governmental agencies or Tenant concerning the Property;

(o) All information regarding existing or pending assessment districts pertaining to the Property or any portion thereof;

(p) All information regarding any previous or pending litigation pertaining to the Property or any portion thereof;

(q) All information regarding the original construction year of the Improvements and the original developer, architect, contractor and structural, mechanical, electrical, civil and plumbing engineers;

(r) The most recent survey of the Property; and

(s) Within ten (10) days after Buyer provides Seller with a form reasonably requested by Buyer’s environmental consultant, a completed environmental questionnaire.

Seller shall be solely responsible for the costs of preparing copies of documents, schedules and lists referred to in this subparagraph. Buyer shall be solely responsible for any costs incurred in connection with its review and/or investigation of the matters set forth in this paragraph. Except as otherwise indicated, all instruments, documents and the like referenced above shall be delivered by Seller to Buyer on or before ten (10) days following the Effective Date, and Seller shall continue to provide to Buyer through the Closing any such additional instruments, documents and the like, and or modifications thereof, within ten (10) days after Seller obtains actual knowledge of the existence thereof. All such documents provided by Seller to Buyer pursuant to this Section shall be referred to herein as the “Property Documents.” The Property Documents shall be provided to Buyer without any representation or warranty by Seller with regard to the accuracy or adequacy of the information contained therein other than that the Seller has provided Buyer with complete copies of such information in Seller’s possession or control. Buyer acknowledges that it has been provided an adequate opportunity to perform all studies and investigations it shall require in its sole discretion with regard to the transactions contemplated by this Agreement.

6. Buyer’s Inspection Rights. During the term of this Agreement, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Property at reasonable times during ordinary business hours, upon 24 hours prior notice to Seller and subject to the rights of Tenant in possession, to make any and all inspections and tests as may be necessary or desirable in Buyer’s sole judgment and discretion, provided however that any invasive testing such as soil borings or similar testing shall require Seller’s prior written approval. Buyer’s obligations hereunder shall be subject to its satisfaction with the apparent physical condition of the Land and the Improvements (including, without limitation, the absence of any hazardous materials or toxic wastes, asbestos or asbestos containing materials and PCBs). Buyer shall use care and consideration in connection with any of its inspections. No such inspection or examination by Buyer shall be deemed to expressly or implicitly waive any representation or warranty made by Seller in this Agreement. Buyer shall indemnify and hold Seller harmless from damages resulting from such entry and/or activities upon the Property by Buyer, its agents, contractors and subcontractors; provided, however, such obligation to indemnify and hold harmless shall not include any diminution in property value, clean up or containment costs or any other loss, liability or expense due merely to the discovery of the presence of hazardous waste or toxic substances on the Property. Buyer and its agents, contractors and subcontractors shall not interfere with the ongoing construction of the Improvements on the Property by Seller.

7. Disclaimer Of Warranties. SUBJECT TO SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS IN THIS AGREEMENT, SELLER OR ITS AGENTS HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED AS TO THE MERCHANTABILITY, QUANTITY, QUALITY, PHYSICAL CONDITION OR OPERATION OF THE PROPERTY, ZONING, THE SUITABILITY OR FITNESS OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, IF ANY, FOR ANY SPECIFIC OR GENERAL USE OR PURPOSE, THE AVAILABILITY OF WATER, SEWER OR OTHER UTILITY SERVICE, OR ANY OTHER MATTER AFFECTING OR RELATING TO THE PROPERTY, ITS DEVELOPMENT OR USE INCLUDING BUT NOT LIMITED TO, THE PROPERTY’S COMPLIANCE WITH ANY ENVIRONMENTAL LAWS. NEITHER PARTY IS RELYING ON ANY STATEMENT OR REPRESENTATIONS MADE BY THE OTHER NOT EMBODIED HEREIN. BUYER HEREBY EXPRESSLY ACKNOWLEDGES THAT NO SUCH WARRANTIES AND REPRESENTATIONS HAVE BEEN MADE, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT. BUYER ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT FOR INSPECTION AND INVESTIGATION OF THE PROPERTY ARE ADEQUATE TO ENABLE BUYER TO MADE BUYER’S OWN DETERMINATION WITH RESPECT TO MERCHANTABILITY, QUANTITY, QUALITY, PHYSICAL CONDITION OR OPERATION OF THE PROPERTY, ZONING, SUITABILITY OR FITNESS OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, IF ANY, FOR ANY SPECIFIC OR GENERAL USE OR PURPOSE, THE AVAILABILITY OF WATER, SEWER OR OTHER UTILITY SERVICE OR ANY OTHER MATTER AFFECTING OR RELATING TO THE PROPERTY, ITS DEVELOPMENT OR USE, INCLUDING WITHOUT LIMITATION, THE PROPERTY’S COMPLIANCE WITH ANY ENVIRONMENTAL LAWS. AS OF CLOSING, BUYER WILL BE DEEMED TO HAVE INSPECTED THE PROPERTY OR CAUSED SUCH INSPECTION TO BE MADE AND WILL BE THOROUGHLY FAMILIAR AND SATISFIED THEREWITH. SUBJECT TO SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS IN THIS AGREEMENT, BUYER SHALL TAKE THE PROPERTY IN ITS PHYSICAL CONDITION, “AS IS, WHERE IS, WITH ALL FAULTS.” SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION MADE OR GIVEN BY ANYONE PERTAINING TO THE PROPERTY EXCEPT TO THE EXTENT SET FORTH IN THIS AGREEMENT.

8. Buyer’s Representations and Warranties. In consideration of Seller’s entering into this Agreement and as an inducement to Seller to sell the Property, Buyer makes the following representations and warranties, each of which is material and is being relied upon by Seller (the continued truth and accuracy of which shall constitute a condition precedent to Seller’s obligations hereunder):

(a) This Agreement has been duly and validly authorized, executed and delivered by Buyer and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by Buyer. Other than as disclosed in this Agreement, no consents or waivers of or by any third party are necessary to permit the consummation by Buyer of the transactions contemplated pursuant to this Agreement; and

(b) Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Buyer’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer’s assets (v) admitted in writing Buyer’s inability to pay its debts as they come due, or (vi) made an offer of settlement, extension, or composition to its creditors generally.

9. Seller’s Representations and Warranties. In consideration of Buyer’s entering into this Agreement and as an inducement to Buyer to purchase the Property, Seller makes the following representations and warranties, each of which is material and is being relied upon by Buyer (the continued truth and accuracy of which shall constitute a condition precedent to Buyer’s obligations hereunder):

(a) This Agreement has been duly and validly authorized, executed and delivered by Seller and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by Seller. Other than as disclosed in this Agreement, no consents or waivers of or by any third party are necessary to permit the consummation by Seller of the transactions contemplated pursuant to this Agreement;

(b) To the best of Seller’s knowledge, there are no actions, suits or proceedings pending against, threatened or affecting the Lease or the Property, at law or in equity, and there are no pending or threatened proceedings in eminent domain or otherwise which would affect the Property or any portion thereof;

(c) To the best of its knowledge, Seller is not aware of the existence of any violation of law or governmental regulation with respect to the Property;

(d) There are no agreements (whether oral or written) between Seller and any other party affecting or relating to the right of any party with respect to possession or maintenance of the Property, or any portion thereof, which are obligations which will affect the Property or any portion thereof subsequent to the recordation of the Special Warranty Deed, except as set forth in the Lease or as may be reflected in the Condition of Title or the Property Documents;

(e) To the best of Seller’s knowledge, all water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by law and for the normal operation of the Property are (or will be by Closing) fully installed, function properly, are adequate to service the Property and all hook-up and similar charges have been paid in full;

(f) To the best of Seller’s knowledge, Seller has acquired all licenses, permits, easements (other than the CC&Rs to be approved by Buyer and recorded on or before Closing), rights of way and all building and occupancy permits from any governmental authority having jurisdiction, relating to Seller’s operation of the Property;

(g) To the best of Seller’s knowledge, the Property is zoned for the uses contemplated in the Lease;

(h) Seller has received no written notice from any insurance carrier of the Property regarding dangerous, illegal or other conditions requiring corrective action;

(i) The Lease is in full force and effect on the terms set forth therein and has not been modified, amended, or altered, in writing or otherwise. The Lease sets forth the entire agreement between Seller and Tenant with respect to the Property. Seller has not received any prepaid rent or other payments (except to the extent Buyer receives a credit for the same at Closing) or any security deposit in connection with the Lease, and to the best of Seller’s knowledge, Tenant is not entitled to any abatement of rent. Seller is not in default with respect to the Lease nor will Seller be in default thereunder but for the requirements of notice or the passage of time, or both. There have been no claims asserted by Tenant for offsets against rent or any other monetary or other claim made against Seller, as landlord, which shall apply after the Closing. Tenant has not been given any concession or consideration for the rental of any space that shall apply after the Closing, and Tenant is not entitled hereafter to any concessions, rebates, construction of further improvements, moving or other allowances or free or reduced rent for any period after the Closing, except as set forth in the Lease. Seller is not aware of any default by Tenant under the Lease, or that Tenant would be in default with notice or the passage of time or both. All leasing commissions with respect to each Lease, including any renewal or expansion options, have been paid by Seller and there are no outstanding commission obligations or listing agreements that will affect Buyer or the Property after the Closing;

(j) Reserved;

(k) Except as disclosed in the Commitment, no assessments for public improvements have been made against the Property that remain unpaid including, without limitation, those for construction of sewer and water lines and mains, street lights, streets, sidewalks and curbs;

(l) The documents delivered by Seller to Buyer pursuant to paragraph 5 are complete copies of all of the documents in Seller’s possession or control relative to the leasing, use, ownership, development, maintenance, management and repair of the Property. Seller has not assigned its rights thereunder to any other person, firm or entity and no further consent is necessary or required to make the Assignment of Lease and Assignment of Contracts effective;

(m) To the best of Seller’s knowledge, there is no material defect in the condition of the Property, or any portion thereof, which has not been corrected or which will impair the operation of the Property;

(n) To the best of Seller’s knowledge, the Improvements are being completed and installed in accordance with the plans being delivered to Buyer pursuant to paragraph 5 above, which plans were approved by all governmental authorities having jurisdiction thereof;

(o) To the best of Seller’s knowledge, Seller has delivered to Buyer complete copies of all material existing site assessment reports and certifications within its possession or control with respect to the presence or absence of Hazardous Materials (as defined below on the Property). To the best of Seller’s knowledge, except as disclosed in the reports identified in paragraph 5 above (the “Reports”), there are no surface or subsurface soil, water, mineral, chemical or environmental conditions which, or which with the passage of time, will require removal, remediation or encasement of materials or reporting to any governmental authority or constitute a nuisance, a violation of any federal, state or local environmental protection, maintenance, preservation or improvement statute, regulation or ordinance or otherwise adversely affect the use and operation of the Property and, except as disclosed in the Reports, and to the best of Seller’s knowledge, there are no underground or other storage tanks situated on the Property and no such tanks have in the past been present on and removed from the Property. To the best of Seller’s knowledge, except for fuels and other materials used in the ordinary course of construction of the Improvements, neither Seller nor Tenant has ever generated, stored, handled or disposed of any Hazardous Materials at the Property or permitted the same in violation of applicable law, and except as disclosed in the Reports, and to the best of Seller’s knowledge, there has been no release, threatened release, discharge, spillage, uncontrolled loss, seepage or filtration of any Hazardous Materials at the Property. For such purposes, “Hazardous Materials” shall mean any material hazardous to human health including any inflammable explosives, radioactive materials, asbestos, polychlorinated biphenyls, hazardous materials, hazardous wastes, hazardous or toxic substances, oil, or related materials, which are listed in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic

Substances Control Act, the Safe Drinking Water Act or similar state law, or in the regulations adopted and publications promulgated pursuant thereto, or in any other federal, state or local environmental law, ordinance, rule or regulation, whether now existing or hereafter arising;

(p) Seller is not a “foreign person” within the meaning of Section 1445 et seq. of the Federal Code; and

(q) Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing Seller’s inability to pay its debts as they come due, or (vi) made an offer of settlement, extension, or composition to its creditors generally.

Notwithstanding anything to the contrary herein, the effect of the representations and warranties made in this Agreement shall not be diminished or deemed to be waived by any inspections, tests or investigations made by Buyer or its agents; provided, however, that Buyer shall not be entitled to rely and any of the representations or warranties made in this Agreement to the extent any information obtained by Buyer is inconsistent with such representations or warranties. Buyer shall either disclose such inconsistency to Seller prior to Closing for resolution thereof or, subject to Buyer’s termination rights for a changed matter after the end of the Inspection Period, Buyer shall be deemed to have waived any claim arising therefrom. Except as expressly herein otherwise provided, the representations and warranties of Seller set forth in this Agreement shall be true on and as of the Closing as if those representations and warranties were made on and as of such time.

10. Covenants of Seller. Seller hereby covenants with Buyer as follows:

(a) Prior to Closing, Seller shall neither execute any new lease nor renew, modify, terminate or grant any material consent with respect to the existing Lease without Buyer’s prior written consent. Prior to Closing, Seller shall not accept from Tenant payment of rent or other charges more than one (1) month in advance or apply any security deposit to rent due from any Tenant. At Closing, the security deposit provided for under the Lease shall be fully assigned to Buyer, and Tenant or any other party shall not have any claim (other than for customary refund at the expiration of the Lease) to all or any part of any security deposit. Where Buyer’s consent is required pursuant to this subparagraph, it shall be deemed given unless Seller is otherwise notified orally or in writing within five (5) days of Buyer’s receipt of a proposed new or modified Lease;

(b) Prior to Closing, Seller shall not enter into any contract nor renew, modify, terminate or grant any material consent with respect to any existing contract with respect to the Property which will survive Closing or otherwise affect the use, operation or enjoyment of the Property after Closing without Buyer’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. Where Buyer’s consent is required pursuant to this subparagraph, it shall be deemed given unless Seller is otherwise notified orally or in writing within five (5) days of Buyer’s receipt of a proposed new or modified contract. Prior to the expiration of the Inspection Period, Buyer shall provide Seller with written notice of the contracts that Buyer will assume pursuant to the Assignment of Contracts (as hereafter defined), and Seller hereby agrees to terminate, as of the Closing, all contracts not to be assumed by Buyer pursuant to the Assignment of Contracts;

(c) Prior to the end of the Inspection Period, Seller shall use commercially reasonable efforts to obtain an estoppel certificate signed by Tenant where Tenant represents that the Lease constitutes the entire agreement between Seller and Tenant with respect to the Property and that Tenant has no knowledge of any default by Seller under the Lease or any condition that would become a default by Seller but for the requirements of notice or the passage of time, or both.

(d) As part of the package of Completion Documents, Seller shall obtain from Tenant and deliver to Buyer a duly executed estoppel certificate (“Estoppel Certificate”), the form of which is attached hereto as Exhibit “K”, including such other information as Buyer may reasonably require subject to the terms of the Lease, dated on or after Tenant has accepted the completion of the Additional Improvements and affirmed its obligation to commence paying additional rent therefor in accordance with the Lease. If Seller fails to timely obtain the Estoppel Certificate containing no adverse claims or allegations from Tenant, or if any Estoppel Certificate contains allegations of material defaults by Seller or information concerning the Lease different from the information provided by Seller to Buyer, Buyer shall have the right to, without waiver of any other rights Buyer may have at law, in equity or under this Agreement, terminate this Agreement, in which event the Deposit and the Additional Deposit and all interest accrued thereon shall be immediately refunded to Buyer and thereafter neither party shall have any further obligations hereunder.

(e) The existing insurance policies shall remain continuously in force through the day of Closing;

(f) At all times prior to Closing, Seller shall operate and manage the Property as required by the Lease;

(g) At all times prior to Closing, Seller shall perform when due all of Seller’s obligations under the Lease and any and all contracts and agreements affecting the Property;

(h) Reserved;

(i) To the extent the Lease does not require Tenant to pay for such items, Seller has paid or will pay in full, prior to Closing, bills and invoices for labor, goods, material and services of any kind relating to the Property, utility charges, and employee salary and other accrued benefits relating to the period prior to Closing. Any alterations, installations, decorations and other work required to be performed under the Lease or other agreements affecting the Property have been, or will by Closing be, completed and are, or will be, paid in full. Any brokerage fee or similar commission which is or will become due and payable in connection with the Lease has been or will be paid by Seller prior to Closing;

(j) All action required pursuant to this Agreement which is necessary to effectuate the transaction contemplated herein will be taken promptly and in good faith by Seller;

(k) After the date hereof and prior to Closing, no part of the Property, or any interest therein, will be alienated, liened, encumbered or otherwise transferred. Seller shall make all payments of principal and interest required under any mortgage due prior to Closing;

(l) Seller, upon learning of same prior to Closing, shall promptly notify Buyer of any change in any of the Property Documents, change in the condition with respect to the Property or any event or circumstance which would render any representation, covenant or warranty of Seller under this Agreement untrue or misleading in any material respect. If any changed circumstance could have a material adverse affect on Buyer, the Property or the value thereof, as reasonably determined by Buyer, Buyer shall have the right, exercisable by written notice delivered to Seller and Closing Attorney within five (5) business days of receipt of Seller’s notice, to (i) approve any such amendments or changes; or (ii) terminate the Agreement, in which event Buyer’s Deposit and Additional Deposit plus all accrued and unpaid interest thereon shall be returned to Buyer and thereafter this Agreement and the rights and obligations of the parties hereunder shall terminate, except as and to the extent otherwise expressly herein provided.

11. Completion of the Asset.

(a) “Completion of the Asset” shall be deemed to have occurred upon final completion of the Additional Improvements and Seller’s delivery to Buyer of the following documents (collectively, the “Completion Documents”): (i) the Estoppel Certificate; (ii) all such information required by the Title Company to allow the Title Company to delete any exceptions related to liens against the Property in connection with the Additional Improvements; (iii) if required by Buyer, an updated ALTA survey (the “Survey”), prepared by a licensed land surveyor reasonably approved by Buyer, at Buyer’s sole cost and expense, certified to Title Company and Buyer and their successors and assigns and any other entity required by Buyer, meeting the standards required of Title Company to remove any exceptions to the Title Policy related to survey or inspection items, subject to reasonable modifications approved by Buyer, dated after substantial completion of the Additional Improvements, which Survey may include the depiction of the location of all improvements on the Property in relation to all boundary lines and easements; (iv) copies of all warranties applicable to the Additional Improvements; (v) copies of any other documents required to be provided to Tenant in connection with the completion of the Additional Improvements; and (vi) a copy of the recorded plat or subdivision map in the form approved or deemed approved by Buyer causing the Land to be a separate legal parcel. Buyer will then have five (5) business days after receipt of the Completion Documents to inspect the Additional Improvements in order to ensure they have been constructed according to the Plans and Specifications for such Additional Improvements as provided to Buyer as part of the Property Documents. Buyer shall notify Seller in writing within said five (5) business days if Buyer has a good faith basis to believe that the Additional Improvements were not constructed according to the Plans and Specifications or that the Completion Documents are not accurate or complete. If Completion of the Asset has not occurred by November 15, 2012, Buyer may elect may either of the following options by written notice thereof to Seller:

(i) Continue the term of this Agreement pending Completion of the Asset; or

(ii) Terminate this Agreement, in which event Buyer’s Deposit and Additional Deposit plus all accrued and unpaid interest thereon shall be returned to Buyer and thereafter this Agreement and the rights and obligations of the parties hereunder shall terminate, except as and to the extent otherwise expressly herein provided.

(b) If Buyer elects to continue this Agreement pursuant to clause (i) above, then by the fifteenth (15th) day of each subsequent month, if Completion of the Asset has not occurred, Buyer shall have the same option to continue or terminate as set forth above.

(c) When Seller reasonably believes that all requirements for Completion of the Asset will be achieved within twenty (20) days, Seller shall provide written notice thereof to Buyer (the “Anticipated Completion Notice”).

(d) Seller hereby agrees to protect, defend, indemnify and hold Buyer free and harmless from any lien claims related to the Additional Improvements. The foregoing indemnity shall survive the Closing.

12. Conditions of Closing. In addition to the other terms and provisions of this Agreement which give Buyer the right to terminate this Agreement, Buyer’s obligation to purchase the Property from Seller shall be subject to the occurrence and/or satisfaction of the following conditions (or Buyer’s written waiver thereof, it being agreed that Buyer may waive any or all of such conditions):

(a) Completion of the Asset (including recordation of the plat or subdivision map causing the Land to be a separate legal parcel);

(b) The Title Company is unconditionally prepared and committed to issue the Title Policy insuring title to the Property vested in Buyer or its nominee in the amount of the Purchase Price, subject only to the approved Condition of Title;

(c) Receipt of any and all third-party consents needed to allow Seller to assign the contracts set forth in the Assignment of Contracts (if applicable);

(d) As of the Closing, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement;

(e) At Closing, (i) there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, which after Closing would materially adversely affect the value of the Property or the ability of Buyer to operate the Property in the manner in which it is currently being operated, and (ii) the physical condition of the Property shall be substantially the same as on the date of execution of this Agreement, reasonable wear and tear and the Additional Improvements excepted; and

(f) All representations and warranties made by Seller to Buyer in this Agreement shall be true and correct as of the Closing.

If any of the foregoing are not satisfied or waived by Buyer, Buyer shall have the right, without waiver of any other rights it may have at law, in equity or under this Agreement, to terminate this Agreement, in which event the Deposit and the Additional Deposit together with all interest accrued thereon, shall immediately be refunded to Buyer and thereafter neither party shall have any further obligations hereunder.

13. Deposits by Seller. At least two (2) business days prior to the scheduled Closing Date, Seller shall deliver to Closing Attorney for recordation or delivery to Buyer upon the Closing, the following documents and instruments, fully executed and acknowledged where appropriate:

(a) The Special Warranty Deed conveying the Land and Improvements to Buyer (or its title nominee, as hereafter provided);

(b) The original Lease (or a certified true copy thereof), any amendments thereto, all documents, agreements and other writings referenced therein, and all lease files pertaining to the Lease;

(c) An Assignment of Lease (“Assignment of Lease”), the form of which is attached hereto and incorporated herein as Exhibit “E”, pursuant to which Seller assigns to Buyer all of Seller’s right, title and interest in and to the Lease;

(d) Any and all contracts affecting the maintenance, repair, improvement and/or development of the Property that Buyer has agreed to assume in accordance with paragraph 11 hereof;

(e) An Assignment of Contracts (“Assignment of Contracts”), the form of which is attached hereto and incorporated herein as Exhibit “F”, pursuant to which Seller assigns to Buyer all of Seller’s right, title and interest in and to the contracts affecting the maintenance, repair, improvement and/or development of the Property;

(f) Any and all “reliance letters” requested by Buyer during the Inspection Period and agreed to be provided by Seller in connection with the design, improvement and/or development of the Property;

(g) A Bill of Sale (“Bill of Sale”), the form of which is attached hereto and incorporated herein as Exhibit “G”, conveying all of Seller’s right, title and interest in and to any and all Personal Property appurtenant to the Property;

(h) A General Assignment (“General Assignment”), the form of which is attached hereto and incorporated herein as Exhibit “H”, pursuant to which Seller assigns to Buyer all of Seller’s right, title and interest in and to any and all warranties, guaranties, licenses, permits, plans, maps, name rights and other documents and instruments pertaining to the Property, to the full extent that such assignment is permitted by law;

(i) A Certification re Withholding, executed by Seller pursuant to Section 1445 et seq. of the Internal Revenue Code of 1986, as amended, the form of which is attached hereto and incorporated herein as Exhibit “J”;

(j) Reserved;

(k) A Certification of Representations and Warranties, the form of which is attached hereto and incorporated herein as Exhibit “I”;

(l) A letter, in a form approved by Buyer, signed by Seller and addressed to Tenant, advising Tenant of the sale herein to Buyer and directing that all future rent payments and other charges are to be forwarded to Buyer at an address to be supplied by Buyer;

(m) A closing statement (“Closing Statement”) prepared by Closing Attorney, setting forth all payments, adjustments, prorations, closing costs and expenses attributable to this transaction;

(n) Reserved;

(o) All keys to all locks located on the Property to the extent in Seller’s possession or control;

(p) The original Estoppel Certificate addressed to Buyer from Tenant;

(q) A Gap Indemnity Agreement and Owner’s Affidavit in the forms approved by Seller and the Title Company.

14. Deposits by Buyer. At least two (2) business days before the scheduled Closing Date, Buyer shall deposit or cause to be deposited with Closing Attorney the funds which are to be applied towards the payment of the Purchase Price in the amounts and at the times designated in paragraph 2 above, less the aggregate of all security deposits and/or any prepaid rent by Tenant, and such other adjustments resulting from the prorations conducted pursuant hereto. In addition, at least two (2) business days before the scheduled Closing Date, Buyer shall execute and acknowledge (where appropriate) and deposit with Closing Attorney for delivery to Seller upon the Closing counterparts of the Assignment of Lease, the Assignment of Contracts and the Closing Statement.

15. Damage or Condemnation Prior to Closing. Seller shall promptly notify Buyer of any casualty to the Property or any condemnation proceeding commenced prior to the Closing. If any such damage or proceeding relates to or may result in the loss of any material portion of the Property (which, for purposes of this Agreement, shall mean damage or loss which would entitle Tenant to either abate rent or terminate the Lease or is a type of casualty not fully covered by insurance and would require the lessor under the Lease to repair the same at its cost after Closing), Buyer may, at its option, elect either to:

(a) Terminate this Agreement, in which event all funds deposited with Closing Attorney by Buyer plus any accrued and unpaid interest thereon shall be immediately returned to Buyer and thereafter neither party shall have any further rights or obligations hereunder; or

(b) Continue this Agreement in effect, in which event, upon the Closing, there shall be credited to the Purchase Price the amount of any deductible under Seller’s casualty insurance (for a casualty loss) and thereafter Seller shall assign to Buyer any compensation, awards, or other payments or relief Seller has received or is entitled to receive which result from such casualty or condemnation proceeding.

If such casualty or proceeding relates to or may result in a loss which does not constitute a material portion of the Property, the amount of such loss shall be agreed upon by the parties in good faith and be credited to the Purchase Price upon the Closing, or if the parties cannot agree upon such credit, then there shall be credited to the Purchase Price the amount of any deductible under Seller’s casualty insurance (for a casualty loss) and thereafter Seller shall assign to Buyer any compensation, awards, or other payments or relief Seller has received or is entitled to receive which result from such casualty or condemnation proceeding.

16. Costs and Expenses. The cost for recording fees and documentary transfer taxes in connection with this Closing, premiums for the Title Policy (excluding the cost of all endorsements) and all escrow fees to the Closing Attorney shall be paid by Seller. The cost of any Survey or endorsements to the Title Policy required by Buyer shall be paid by Buyer. All other costs and expenses shall be allocated between Buyer and Seller in accordance with customary practice in the county in which the Property is located.

17. Prorations. The following items shall be apportioned by the parties as of the Closing:

(a) Rents and other receivables under the Lease (collectively, “Rents”) shall be accounted for as follows:

(i) Rents due and payable in the month of the Closing shall be prorated between Buyer and Seller on the basis that Seller has collected all current Rents;

(ii) Buyer shall be entitled to all Rents and other receivables accruing after the Closing;

(iii) Rents and other charges which at Closing are thirty (30) or more days past due (“Delinquent Rents”) shall not be prorated. After the Closing, any action taken by Seller against Tenant related to Delinquent Rents shall be a personal action against Tenant and shall not affect the Lease or Buyer’s or Tenant’s rights thereunder. For a period of thirty (30) days after the Closing, Buyer shall use reasonable efforts to collect Delinquent Rents, but such undertaking shall not be deemed to obligate Buyer to extend any funds or institute any legal proceedings of any kind. Rents and other amounts received by Buyer within thirty (30) days after Closing from a tenant owing Delinquent Rent shall be applied (A) first, to all of Buyer’s costs of collection incurred with respect to such tenant (including, without limitation, attorneys’ fees), (B) second, to rents due for the month in which such payment is received by Buyer, (C) third, to rents attributable to any period after the Closing which are past due on the date of receipt, and (D) then, to Delinquent Rents. Seller shall promptly remit to Buyer all sums received by Seller from Tenant after Closing other than for rents for which Buyer received credit hereunder;

(iv) Reserved; and

(v) Buyer shall be credited and Seller shall be charged with any security deposits or advance rentals in the nature of security deposits made by Tenant under the Lease.

(b) Seller shall pay all charges for deliveries made, insurance provided and services rendered to the Property up to the Closing. Any items on order but undelivered as of the Closing will be reviewed and accepted or cancelled as desired by Buyer without cost to Buyer.

(c) To the extent not paid by Tenant, real property taxes with respect to the Land and Improvements based upon the latest available tax information such that Seller shall be responsible for all such taxes levied against the Property to and including the day prior to the Closing (including, without limitation, any supplemental taxes levied against the Property and assessed after the Closing for any periods prior to the Closing) and Buyer shall be responsible for all taxes and assessments levied against the Property after the day prior to the Closing. In the event Seller receives any payment from Tenants for any taxes, Seller shall credit Buyer for all such amounts received. In the event the actual real property taxes differ from the latest available information used to prorate such amounts, Buyer and Seller shall re-prorate such amounts promptly upon receipt of information regarding such actual amounts.

(d) To the extent Tenant is not required to pay for such items under the Lease, utilities, services and operating expenses with respect to the Land and the Improvements based upon the latest available information, such that Seller shall be responsible for all such costs and expenses to and including the day prior to the Closing and Buyer shall be responsible for all such costs and expenses (except any management, service, maintenance or leasing fees and expenses pursuant to contracts not previously approved by Buyer during the Inspection Period) after the day prior to the Closing. Seller shall endeavor to have all meters read for all utilities servicing the Property including, without limitation, water, sewer, gas and electricity, for the period to and including the day prior to the Closing and shall pay all bills rendered on the basis of such readings. If, on the Closing, Seller is unable to have any utility meters read, Buyer and Seller shall estimate the amount of such bills based on the immediately preceding utility bills, and such amount shall be credited to Buyer at the Closing. Premiums for casualty and liability insurance shall not be prorated as Buyer will be obtaining its own such insurance upon the Closing.

If any errors or omissions are made regarding adjustments and prorations as set forth above, the parties shall make the appropriate corrections promptly upon the discovery thereof. If any estimations are made at the Closing regarding adjustments or prorations (including, without limitation, with respect to utility charges, operating costs and expenses and supplemental tax bills relating to the Property), the parties shall make the appropriate correction promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto promptly upon demand. The foregoing provisions of this paragraph shall survive the Closing.

18. Disbursements and Other Actions by Closing Attorney.

(a) Upon the Closing, Closing Attorney shall promptly undertake all of the following in the manner indicated:

(i) Cause the Special Warranty Deed (and any other documents which the parties hereto may mutually direct) to be recorded in the Official Records of Hillsborough County, State of Florida;

(ii) Disburse all funds deposited with Closing Attorney by Buyer towards payment of the Purchase Price for the Property as follows:

(A) Deduct therefrom all items chargeable to the account of Seller pursuant hereto;

(B) The remaining balance of the funds so deposited by Buyer towards payment of the Purchase Price shall be disbursed to Seller promptly upon the Closing;

(iii) Disburse from funds deposited by Buyer with Closing Attorney towards payment of all closing costs chargeable to the account of Buyer pursuant hereto such monies as are necessary to pay all such closing costs of Buyer, and disburse the balance of such funds, if any, to Buyer.

(iv) Deliver the Lease and related documents, Estoppel Certificate, original contracts, Bill of Sale, General Assignment, Certification of Representations and Warranties, Certification re Withholding, and counterparts of the Closing Statement, the Assignment of Lease and Assignment of Contracts executed by Seller to Buyer;

(v) Deliver counterparts of the Closing Statement, the Assignment of Lease and the Assignment of Contracts executed by Buyer to Seller;

(vi) Mail the approved form of letter to the Tenant advising them of this transaction; and

(vii) Deliver to both Buyer and Seller copies of all documents delivered to either party hereto or recorded pursuant to this Agreement.

19. Real Estate Reporting Person. Closing Attorney is hereby instructed to comply with all applicable Federal, state and local reporting and withholding requirements relating to the close of this transaction. Closing Attorney is hereby designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045 4 and any instructions or settlement statement prepared by Closing Attorney shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Closing Attorney shall, in addition to complying with any applicable state and local requirements, file Form 1099 information return and send the statement to Seller if required under the aforementioned statute and regulation.

20. Partial Invalidity. If any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement and the remaining parts hereof shall remain in full force and effect as fully as though such invalid, illegal or unenforceable portion had never been part of this Agreement.

21. Attorneys’ Fees. In the event of any dispute, including without limitation, the bringing of any action or suit by a party hereto at law or equity against another party hereto by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then, in that event, the prevailing party in such action or dispute, whether by final judgment or out-of-court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys’ fees.

22. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered or sent, to the applicable addresses set forth below, by registered or certified mail, postage prepaid, return receipt requested, or delivered via a reliable overnight courier such as Federal Express, and shall be deemed received upon the earlier of (a) if personally delivered or via overnight courier, the date of delivery to the address of the person to receive such notice; or (b) if mailed, upon the date of receipt as disclosed on the return receipt.

To Buyer:	O’Donnell Acquisitions, LLC
3 San Joaquin Plaza, Suite 160
Newport Beach, California 92660
Attn: Douglas O’Donnell
Telephone: 949-718-9898
Facsimile: 949-718-9393
Email: dod@odonnellgroup.com

With a copy to:	Rutan & Tucker, LLP
611 Anton Blvd., Suite 1400
Costa Mesa, California 92626
Attn: Shawn D. Monterastelli, Esq.
Telephone: 714-338-1866
Facsimile: 714-546-9035
Email: smonterastelli@rutan.com

To Seller:	Flowbake Tampa East, LLC
1180 Ponce De Leon Blvd. #801A
Clearwater, FL 33756
Attn: William B. Shirley
Telephone: (727) 584-6405
Facsimile: (727) 581-9295
Email: bradshirley@gmail.com

With a copy to:	J. Paul Raymond, Esq.
Macfarlane, Ferguson & McMullen, P.A.
625 Court Street, Suite 200
Clearwater, FL 33756
Telephone: (727)441-8966
Facsimile: (727) 442-8470
E-Mail: JPR @ MACFAR.COM

To Closing Attorney:	See page 1 of this Agreement

Notice of change of address shall be given by written notice in the manner detailed in this paragraph. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

23. Brokers. Upon the Closing, Seller shall pay all brokerage commissions due in connection with this transaction, including to Seller’s broker Colliers International, and Seller hereby agrees to protect, defend, indemnify and hold Buyer free and harmless therefrom. Buyer represents that it has had no dealings with any other broker related to this Property, and Buyer hereby agrees to protect, defend, indemnify and hold Seller free and harmless from any other brokerage claims arising from Buyer’s conduct. The foregoing indemnity shall survive the Closing or any termination of this Agreement.

24. Survival. The covenants, agreements, representations and warranties of both Buyer and Seller set forth in this Agreement shall survive the Closing for a period of one (1) year.

25. Required Actions of Buyer and Seller; Cooperation of Seller. Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated and shall use their best efforts to accomplish the Closing in accordance with the provisions hereof. In addition, Seller agrees to cooperate with Buyer in Buyer’s efforts to obtain any permits, approvals, licenses, reviews or inspections by or from governmental agencies which Buyer may wish to obtain during the term of this Agreement and, in connection therewith, Seller shall, as owner of the Property, execute such affidavits, applications and other documents as Buyer may reasonably request; provided, however, that Seller shall incur no cost, expense or liability therefor.

26. Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof.

27. Counterparts. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission (for example, through email transmission of PDF files) shall be equally as effective as delivery of an original executed counterpart. Any party delivering an executed counterpart of this Agreement by facsimile or electronic transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one (1) document.

28. Captions. Any captions to, or headings of, the sections, paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

29. No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

30. Exhibits. The exhibits attached hereto are hereby incorporated herein by this reference.

31. Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

32. Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

33. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

34. Fees and Other Expenses. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

35. Entire Agreement. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT BETWEEN THE BUYER AND SELLER IN CONNECTION WITH THIS TRANSACTION, AND ANY ORAL OR PAROLE AGREEMENTS, REPRESENTATIONS OR WARRANTIES EXISTING BETWEEN THE BUYER AND SELLER RELATING TO THIS TRANSACTION WHICH ARE NOT EXPRESSLY SET FORTH HEREIN AND COVERED HEREBY SHALL BE DEEMED CANCELED AND OF NO FURTHER FORCE AND EFFECT. THE PARTIES HERETO INTEND THAT A COURT OR FINDER OF FACT SHALL FIND THAT THIS AGREEMENT IS THE FINAL EXPRESSION OF THE PARTIES’ AGREEMENT WITH RESPECT TO THE MATTERS CONTAINED HEREIN, THAT THIS AGREEMENT IS INTENDED TO BE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS OF THE AGREEMENT, AND THAT THE TERMS CONTAINED HEREIN SHALL NOT BE EXPLAINED OR SUPPLEMENTED BY COURSE OF DEALING OR USAGE OF TRADE OR BY COURSE OF PERFORMANCE.

36. Successors and Assigns. This Agreement and all of the terms, conditions and provisions hereof shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Seller shall not assign its rights or obligations hereunder without the prior written consent of Buyer. Buyer has the absolute right to assign its rights and obligations under this Agreement to either (a) any affiliate of Buyer or any entity in which Douglas O’Donnell has a direct or indirect ownership or controlling interest or (b) any other person or entity with the prior written approval of Seller, which approval shall not be unreasonably withheld (either being hereafter referred to as a “Permitted Transferee”). If the rights and obligations of Buyer hereunder shall be assigned by Buyer to a Permitted Transferee, (i) the assignor shall be released from any obligation or liability hereunder, except for the indemnity obligations in Section 6 above to the extent arising out of events occurring prior to such assignment, (ii) such Permitted Transferee shall be substituted as Buyer hereunder and shall be entitled to the benefit of and may enforce Seller’s covenants, representations and warranties hereunder as if such Permitted Transferee were the original Buyer hereunder, and (iii) such Permitted Transferee shall assume all obligations and liabilities of Buyer hereunder, subject to any limitations of such liabilities and obligations hereunder or provided by law.

37. Reserved.

38. Default.

(a) If any of Seller’s representations and warranties contained herein shall not be materially true and correct, or if Seller shall have failed to perform any of the covenants and agreements contained herein to be performed by Seller within the time for performance as specified herein (including Seller’s obligation to close), Buyer may elect to (i) terminate Buyer’s obligations under this Agreement by written notice to Seller with a copy to Closing Attorney, or (ii) close, in which event Buyer may file an action for specific performance of this Agreement to compel Seller to close and/or cure such default, in whole or in part, or (iii) refuse to close by written notice to Seller with a copy to Closing Attorney, and Buyer shall be entitled to pursue an action for reimbursement of Buyer’s out-of-pocket costs incurred in connection with this Agreement.

(b) IF BUYER FAILS TO PURCHASE THE PROPERTY TO THE EXTENT REQUIRED BY THIS AGREEMENT, THEN, IN ANY SUCH EVENT, SELLER MAY TERMINATE THIS AGREEMENT AND SELLER SHALL THEREUPON BE RELEASED FROM ITS OBLIGATIONS HEREUNDER. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX ACTUAL DAMAGES IN THE CASE OF BUYER’S DEFAULT IN IT’S FAILURE TO PURCHASE THE PROPERTY, THAT THE DEPOSIT AND THE ADDITIONAL DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES IN SUCH EVENT, AND THAT IN THE EVENT OF A BREACH BY BUYER AS DESCRIBED ABOVE, PROVIDED SELLER IS NOT ALSO THEN IN DEFAULT HEREUNDER, THE CLOSING ATTTORNEY, UPON INSTRUCTIONS FROM SELLER TO DO SO, SHALL DISBURSE THE DEPOSIT AND THE ADDITIONAL DEPOSIT TO SELLER, IN WHICH EVENT SELLER AND BUYER SHALL BE RELIEVED FROM ALL LIABILITY HEREUNDER. RECEIPT OF SUCH FUNDS SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF A BREACH BY BUYER AS DESCRIBED ABOVE AND SELLER HEREBY WAIVES ANY RIGHT IT MAY HAVE AT LAW OR IN EQUITY TO COMPEL SPECIFIC PERFORMANCE OF THIS AGREEMENT BY BUYER. CLOSING ATTORNEY IS HEREBY RELEASED FROM ANY AND ALL LIABILITY WITH REGARD THERETO. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS. NOTWITHSTANDING THE FOREGOING, THIS SECTION 37(B) SHALL NOT APPLY TO ANY RIGHTS OF SELLER OR OBLIGATIONS OF BUYER WITH RESPECT TO BUYER’S OBLIGATIONS UNDER SECTION 6 ABOVE.

Seller’s Initials	Buyer’s Initials

39. Computation of Periods. All periods of time referred to in this Agreement shall include all Saturdays, Sundays and Florida or national holidays, unless the period of time specifies business days; provided that, if the date or last date to perform any act or give a notice with respect to this Agreement shall fall on a Saturday, Sunday or a Florida or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or a Florida or national holiday. All prorations shall be made on an “actual days” basis, based on a 365-day year.

40. Indemnification of Closing Attorney.

(a) If this Agreement or any matter relating hereto shall become the subject of any litigation or controversy, Buyer and Seller agree, jointly and severally, to hold Closing Attorney free and harmless from any loss or expense, including attorneys’ fees, that may be suffered by it by reason thereof, except for losses or expenses which may arise from Closing Attorney’s negligent or willful misconduct. If conflicting demands are made or notices served upon Closing Attorney with respect to this Agreement, the parties expressly agree that Closing Attorney shall be entitled to file a suit in interpleader and obtain an order from the court requiring the parties to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader, Closing Attorney shall be fully released and discharged from any obligations imposed upon it by this Agreement.

(b) Closing Attorney shall not be liable for the sufficiency or correctness as to form, manner, execution or validity of any instrument deposited with it, nor as to the identity, authority or rights of any person executing such instrument, nor for failure to comply with any of the provisions of any agreement, contract or other instrument filed with Closing Attorney or referred to herein. Closing Attorney’s duties hereunder shall be limited to the safekeeping of such money, instruments or other documents received by it as Closing Attorney, and for their disposition in accordance with the terms of this Agreement.

41. Mutual Covenant of Good Faith and Fair Dealing. Buyer and Seller covenant to each other to act in good faith and fair dealing with respect to each of their rights and obligations under this Agreement. As part of this covenant, Seller shall not market the Property or negotiate or enter into any agreement for the sale of any portion of the Property to another party during the pendency of this transaction.

42. Revocable Offer. Until the execution and delivery of this Agreement by Seller, this Agreement shall constitute an offer by Buyer to purchase the Property from Seller, which offer is revocable, at will, by Buyer. In any event, if this Agreement is not executed by Seller and returned to Buyer on or before August 31, 2012, this offer shall automatically be deemed revoked and this Agreement shall be deemed a nullity.

43. Seller’s Election of 1031 Exchange. Buyer agrees to cooperate with Seller if Seller elects to consummate the transaction set forth in this Agreement as a “like-kind exchange” within the purview and meaning of section 1031 of the Internal Revenue Code of 1986, as amended (“1031 Exchange”) including, without limitation, executing documents reasonably requested by Seller to effectuate such 1031 Exchange which are in form and content acceptable to Buyer; provided, however, that:

(a) The purchase and sale of the Property shall not be conditioned upon the consummation of the 1031 Exchange;

(b) In no event shall Seller be relieved from liability under this Agreement or any other escrow instructions, exhibits or documents to be executed in connection herewith including, without limitation, with respect to representations, warranties and indemnities of Seller to Buyer under this Agreement and its exhibits;

(c) The consummation of the 1031 Exchange shall be at no liability, risk or expense to Buyer, and Seller hereby agrees to and shall protect, indemnify, defend and hold Buyer free and harmless from all losses, costs, claims, liabilities, lawsuits, demands and damages, including any attorneys’ fees and expenses, incurred in connection therewith; and

(d) The consummation of the 1031 Exchange shall not delay or extend the Closing Date.

44. INDEPENDENT COUNSEL. EACH PARTY TO THIS AGREEMENT ADMITS, ACKNOWLEDGES AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH AND BE REPRESENTED BY INDEPENDENT COUNSEL OF SUCH PARTIES’ CHOICE IN CONNECTION WITH THE NEGOTIATION, EXECUTION AND AMENDMENT OF THIS AGREEMENT. EACH PARTY FURTHER ADMITS, ACKNOWLEDGES AND REPRESENTS THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR STATEMENT MADE BY ANY OF THE ATTORNEYS AND REPRESENTATIVES OF THE OTHER PARTY WITH REGARD TO THE SUBJECT MATTER, BASIS, OR EFFECT OF THIS AGREEMENT.

45. Construction. As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural numbers shall each be deemed to include the other whenever the context indicates. This Agreement shall be construed as a whole and in accordance with its fair meaning, the captions being for convenience only and not intended to fully describe or define the provisions in the portions of the Agreement to which they pertain. Each Party hereto, and counsel for each Party hereto, has reviewed and revised this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation or construction of this Agreement. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the Parties have no legal right to contract, the latter shall prevail but the provision of this document that is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

46. Confidentiality. Each party agrees that it shall maintain strict confidentiality with respect to the negotiations concerning, and the business and financial terms and provisions of, this Agreement to the extent such information is not already in the public domain as of the Effective Date or has not been publicly disclosed with authorization by the other party hereto, and no press or other publicity release or communication to the general public concerning the terms of this Agreement will be issued without the prior approval of the other party. Notwithstanding the foregoing, either party may disclose such information (i) to those employed or engaged by such party or any representative of such party who is actively and directly participating in the evaluation of the Property or the negotiation, execution and performance of this Agreement, including, without limitation, attorneys, mortgage and real estate brokers, accountants, engineers and other consultants, contractors, potential lenders, and potential or existing investors, in each case provided such person(s) are informed of the confidential nature of such information and agree to maintain the confidential nature thereof; (ii) to governmental or quasi-governmental authorities or agencies (including taxing authorities) in connection with such party’s use, operation or maintenance of the Property; (iii) as required by applicable law or as may be required for any disclosure or filing requirements of the Securities and Exchange Commission, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder or any authority governing disclosure filings required by applicable law, including without limitation, those applicable to reporting by public companies and real estate investment trusts, or as required court order or subpoena (it being specifically understood and agreed that anything set forth in a registration statement or any other document filed pursuant to law will be deemed required by law); or (iv) as necessary to enforce the terms of this Agreement. Notwithstanding the foregoing, in the event any such information is made publicly available in accordance with the terms of this Section, then such information may be used in any collateral sales material used in connection with a public offering of securities by the Buyer and/or the Registered Company (as defined in Section 37 above). This confidentiality provision shall survive the Closing and any termination of this Agreement.

47. No Joint Venture. The relationship of Seller and Buyer hereunder is and will be that of seller and buyer, and none of the provisions of this Agreement are intended to create any relationship other than seller and buyer. No agency, partnership, joint venture or other relationship is intended hereby, and neither party shall be deemed the agent, servant, employee, partner or joint venturer of the other party. Seller and Buyer shall not, in any way or for any reason, be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. In addition, by virtue of this Agreement, there shall not be deemed to have occurred a merger or any joint enterprise between Buyer and Seller.

DISCLOSURE SUMMARY

BUYER SHOULD NOT RELY ON THE SELLER’S CURRENT PROPERTY TAXES AS THE AMOUNT OF PROPERTY TAXES THAT THE BUYER MAY BE OBLIGATED TO PAY IN THE YEAR SUBSEQUENT TO PURCHASE. A CHANGE OF OWNERSHIP OR PROPERTY IMPROVEMENTS TRIGGERS REASSESSMENTS OF THE PROPERTY THAT COULD RESULT IN HIGHER PROPERTY TAXES. IF YOU HAVE ANY QUESTIONS CONCERNING VALUATION, CONTACT THE COUNTY PROPERTY APPRAISER’S OFFICE FOR INFORMATION.

RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

“SELLER”	FLOWBAKE TAMPA EAST, LLC, a Florida limited liability company

	By:	/s/ William Shirley
	Name:	William Shirley
	Title:	President

“BUYER”	O’DONNELL ACQUISITIONS, LLC, a California limited liability company

	By:	/s/ Douglas D. O’Donnell
Douglas D. O’Donnell, as Trustee of the DOD Trust dated August 29, 2002, its sole member

CLOSING ATTORNEY APPROVES THE CLOSING

PROVISIONS AND SPECIFIC INSTRUCTIONS TO

CLOSING ATTORNEY SET FORTH IN THE FOREGOING

AGREEMENT AND AGREES TO ACT IN ACCORDANCE

THEREWITH.

September     , 2012

CLOSING ATTORNEY:
MACFARLANE, FERGUSON & MCMULLEN, P.A.

By:	/s/ J. Paul Raymond
J. Paul Raymond, Esq.

EXHIBIT “A”

LEGAL DESCRIPTION OF LAND

[attached hereto]

EXHIBIT “B”

INTENTIONALLY OMITTED

EXHIBIT “C”

RECORDING REQUESTED BY:

AND WHEN RECORDED MAIL TO:

MAIL TAX STATEMENTS TO:

Same
APN No.	(Space Above For Recorder’s Use)

SPECIAL WARRANTY DEED

[insert standard Florida form of special warranty deed]

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed as of                     , 2012.

GRANTOR:		,

a

By:

Its:

By:

Its:

[insert notary acknowledgement acceptable to Hillsborough County Recorder]

EXHIBIT “1”

LEGAL DESCRIPTION

EXHIBIT “D”

INTENTIONALLY OMITTED

EXHIBIT “E”

ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE (“Assignment”) is executed as of                     , 20    , by and between                                          , a                     (“Assignor”), and                     , a                     (“Assignee”), with reference to the following:

R E C I T A L S:

A. Concurrently herewith, Assignor is conveying to Assignee its interest in the real property more particularly described on Exhibit “1” attached hereto and by this reference made a part hereof, together with the improvements and personal property located thereon (herein referred to collectively as the “Property”) pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of                     , 2012, by and between Assignor, as “Seller”, and Assignee, as “Buyer” (“Agreement”).

B. Assignor is the landlord under that certain lease (the “Lease”), which Lease Assignor has agreed to assign to Assignee and Assignee has agreed to assume upon its purchase of the Property. The Lease and the security deposit (“Security Deposits”) with respect to such Lease are more particularly described on Exhibit “2” attached hereto and incorporated herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Assumption. Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all right, title and interest of Assignor in and to the Lease, and Assignee hereby accepts said assignment and assumes all of Assignor’s obligations, duties and responsibilities under the Lease commencing on the transfer of the Property to Assignee (“Closing”) including, without limitation, the obligation to repay the Security Deposits to the Tenant.

2. Indemnification. Assignor agrees to protect, indemnify, defend and hold Assignee harmless from and against all claims, obligations and liabilities arising out of or relating to, directly or indirectly, in whole or in part, the Lease, prior to the Closing so long as such are not the result of any action or inaction by Assignee after the Closing. Assignee agrees to protect, indemnify, defend and hold Assignor harmless from and against all claims, obligations and liabilities arising out of or relating to, directly or indirectly, in whole or in part, the Lease, from and after the Closing.

3. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

4. Governing Law. This Assignment shall be construed under and enforced in accordance with the laws of the State of Florida.

5. Further Assurances. Assignor and Assignee each agree to execute and deliver to the other party, upon demand, such further documents, instruments and conveyances, and shall take such further actions as are necessary or desirable to effectuate this Assignment.

6. Attorneys’ Fees; Costs. Upon the bringing of any action, suit or arbitration by either party against the other arising out of this Assignment or the subject matter hereof, the party in whose favor final judgment shall be entered shall be entitled to recover from the other party all costs and expenses of suit including, without limitation, reasonable attorneys’ fees and costs.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

“ASSIGNOR”	,

a

By:

Its:

By:

Its:

“ASSIGNEE”	,

a

By:

Its:

By:

Its:

EXHIBIT “1”

DESCRIPTION OF PROPERTY

EXHIBIT “2”

DESCRIPTION OF LEASE AND SECURITY DEPOSIT

EXHIBIT “F”

ASSIGNMENT OF CONTRACTS

THIS ASSIGNMENT OF CONTRACTS (“Assignment”) is executed as of             , 20    , by and between                     , a                     (“Assignor”), and                     , a                     (“Assignee”), with reference to the following:

R E C I T A L S:

A. Concurrently herewith, Assignor is conveying to Assignee its interest in the real property more particularly described on Exhibit “1” attached hereto and by this reference made a part hereof, together with the improvements and personal property located thereon (herein referred to collectively as the “Property”), pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of                     , 2012, by and between Assignor, as “Seller”, and Assignee, as “Buyer” (“Agreement”).

B. Assignor has entered into, or is otherwise bound by, certain contracts for or affecting the maintenance, repair, improvement and/or development (“Contracts”) of the Property, which Contracts Assignor has agreed to assign to Assignee upon its purchase of the Property. The Contracts are more particularly described on Exhibit “2” attached hereto and incorporated herein.

C. This Assignment is executed to effectuate the transfer to Assignee of all of Assignor’s right, title and interest in and to the Contracts and other rights pursuant to the provisions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Assumption. Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all right, title and interest of Assignor in and to the Contracts, and Assignee hereby accepts such assignment and assumes all of Assignor’s obligations, responsibilities and duties under the Contracts commencing on the transfer of the Property to Assignee (“Closing”).

2. Indemnification. Assignee agrees to protect, indemnify, defend and hold Assignor harmless from and against all claims, obligations and liabilities arising out of or relating to, directly or indirectly, in whole or in part, the Contracts, from and after the Closing. Assignor agrees to protect, indemnify, defend and hold Assignee harmless from and against all claims, obligations and liabilities arising out of or relating to, directly or indirectly, in whole or in part, the Contracts, prior to the Closing.

3. Governing Law. This Assignment shall be construed under and enforced in accordance with the laws of the State of Florida.

4. Further Assurances. Assignor and Assignee each agree to execute and deliver to the other party, upon demand, such further documents, instruments and conveyances, and shall take such further actions, as are necessary or desirable to effectuate this Assignment.

5. Attorneys’ Fees; Costs. Upon the bringing of any action, suit or arbitration by either party against the other arising out of this Assignment or the subject matter hereof, the party in whose favor final judgment shall be entered shall be entitled to recover from the other party all costs and expenses of suit including, without limitation, reasonable attorneys’ fees and costs.

6. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

“ASSIGNOR”		,

a

By:

Its:

By:

Its:

“ASSIGNEE”
,

a

By:

Its:

By:

Its:

EXHIBIT “1”

DESCRIPTION OF PROPERTY

EXHIBIT “2”

CONTRACTS

EXHIBIT “G”

BILL OF SALE

Pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions (“Agreement”) dated as of                     , by and between                     , a                     (“Assignor”), and                     , a                     (“Assignee”), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver unto Assignee, Assignor’s right, title and interest in the furniture, fixtures, equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character (“Personal Property”) owned by Assignor, attached to, appurtenant to, located in, or used in connection with the operation of the improvements situated on the real property described in Exhibit “1” attached hereto and incorporated herein.

Assignor represents and warrants to Assignee that it has good and marketable title to each and all of the Personal Property, free and clear of any other claims, encumbrances or security interests, and hereby agrees to indemnify, defend and hold Assignee free and harmless from any and all losses, costs, expenses, claims, liabilities, causes of action, demands and damages of any kind or character whatsoever, including, without limitation, attorneys’ fees, arising out of the inaccuracy or claimed inaccuracy of the foregoing representation and warranty.

Assignor hereby further covenants that it will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, its successors, nominees or assigns, such documents as it or they may reasonably request in order to fully assign and transfer to and vest in Assignee or its successors, nominees and assigns, and protect its or their right, title and interest in all of the Personal Property and rights of Assignor intended to be transferred and assigned hereby, or to enable Assignee, its successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Assignee and Assignor.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, Assignor has executed this Bill of Sale this     day of     , 20    .

“ASSIGNOR”		,

a

By:

Its:

By:

Its:

EXHIBIT “1”

LEGAL DESCRIPTION OF PROPERTY

EXHIBIT “H”

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is executed as of                     , 20    , by                     , a                     (“Assignor”), in favor of                     , a                     (“Assignee”), with reference to the following:

R E C I T A L S:

A. Concurrently herewith, Assignor is conveying to Assignee its interest in the real property more particularly described on Exhibit “1” attached hereto and by this reference made a part hereof, together with the improvements and personal property located thereon (herein referred to collectively as the “Property”), pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of                     , 2012, by and between Assignor, as “Seller”, and Assignee, as “Buyer” (“Agreement”).

B. Assignor owns and/or holds certain warranties, guaranties, licenses, permits, plans, maps, name rights and other documents and instruments pertaining to the Property, which Assignor has agreed to assign to Assignee upon its purchase of the Property.

C. This Assignment is executed to effectuate the transfer to Assignee of all of Assignor’s right, title and interest in and to any and all of the items referred to above and other rights pursuant to the provisions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

1. Warranties and Guaranties. Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all of Assignor’s right, title and interest in and to all guaranties, warranties, certificates and agreements from any contractors, subcontractors, vendors or suppliers regarding their performance, quality of workmanship and quality of materials supplied in connection with the construction, manufacture, development, installation and operation of any and all personal property, fixtures and improvements located on the Property. Seller hereby appoints Buyer as Seller’s attorney-in-fact to act on behalf of Seller in the event of a claim under any such warranty or guaranty. Seller agrees to reasonably cooperate with Buyer in enforcing such warranties and guaranties

2. Governmental Approvals and Certificates. To the extent permissible by law, Assignor hereby assigns, transfers, conveys and sets over unto Assignee any and all of Assignor’s right, title and interest in and under any zoning, use, occupancy and operating permits, and all other permits, licenses, approvals and certificates to the extent same directly affect the Property.

3. Plans and Specifications. Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all of Assignor’s right, title and interest in and to all maps, plans, specifications and related documents prepared in connection with the development, construction and operation of any and all improvements located on the Property.

4. Governing Law. This Assignment shall be construed under and enforced in accordance with the laws of the State of Florida.

5. Further Assurances. Assignor agrees to execute and deliver to Assignor, upon demand, such further documents, instruments and conveyances, and shall take such further actions, as are necessary or desirable to effectuate this Assignment.

6. Attorneys’ Fees; Costs. Upon the bringing of any action, suit or arbitration by Assignee against Assignor arising out of this Assignment or the subject matter hereof, the party in whose favor final judgment shall be entered shall be entitled to recover from the other party all costs and expenses of suit including, without limitation, reasonable attorneys’ fees and costs.

7. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first set forth above.

“ASSIGNOR”		,

a

By:

Its:

By:

Its:

EXHIBIT “1”

DESCRIPTION OF PROPERTY

EXHIBIT “I”

CERTIFICATION OF REPRESENTATIONS AND WARRANTIES

THIS CERTIFICATION OF REPRESENTATIONS AND WARRANTIES is hereby made by                     , a                      (“Seller”), to                     , a                     (“Buyer”), in connection with that certain Agreement of Purchase and Sale and Joint Escrow Instructions (“Agreement”) dated as of                     , 2012, by which Buyer agreed to purchase from Seller that certain improved real property located in the City of                     , County of                     , State of                     , and all improvements located thereon (collectively, “Property”), all as more particularly described in the Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Seller hereby covenants, represents and warrants to Buyer (which covenants, representations and warranties shall survive the Closing, as defined in the Agreement, for a period of one (1) year, to the best of Seller’s knowledge, as follows:

[MATCH FINAL REPS IN PSA]

IN WITNESS WHEREOF, Seller has executed this Certification of Representations and Warranties as of                     , 20    .

,

a

By:

Its:

By:

Its:

EXHIBIT “J”

CERTIFICATION RE WITHHOLDING

A. Certification of Non-Foreign Status. Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.

                    , a                     (“Transferor”), hereby certifies to                     , a                     (“Transferee”), that withholding of tax is not required upon the transfer of a U.S. real property interest by Transferor to Transferee.

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor’s U.S. employer identification/social security number is                             ; and

3. Transferor’s office/residence address is                                                                                                                                        .

B. General Provisions. Transferor understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Transferor hereby agrees to protect, indemnify, defend and hold Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, rights, demands, damages, costs and expenses of every kind, nature or character whatsoever (including, without limitation, actual attorneys’ fees and court costs) incurred by Transferee as a result of (a) Transferor’s failure to pay U.S. Federal or state income tax which it is required to pay under applicable U.S. or state law; or (b) any false or misleading statement contained herein.

Under penalty of perjury the undersigned declares that he/she/it has examined this Certification and, to the best of his/her/its knowledge and belief, it is true, correct and complete, and the undersigned further declares that he/she/it has authority to sign this document on behalf of Transferor.

Date:                 , 20

,

a

By:

Its:

By:

Its:

EXHIBIT “K”

TENANT ESTOPPEL CERTIFICATE

THIS TENANT ESTOPPEL CERTIFICATE (this “Estoppel”), is executed this             day of             , 2012, by              (“Tenant”), to and in favor of             , its successors and assigns and their respective lenders (“Purchaser”).

R E C I T A L S:

Tenant is the lessee under that certain lease executed between Tenant and                     (“Landlord”), dated                      (the lease and all amendments thereto are hereinafter referred to as the “Lease”), covering all or a portion of property legally described in Schedule I attached hereto and made a part hereof (the “Property”).

NOW, THEREFORE, Tenant does hereby certify to Purchaser as follows:

Tenant hereby represents, acknowledges and agrees as follows:

(a) The Lease is in full force and effect and has not been amended, modified or extended except as follows:

Attached hereto is a copy of the Lease and all amendments, addenda, supplements, assignments or other agreements as between the landlord and the undersigned relating thereto.

(b)The term of the Lease commenced on                     and will terminate on                     .

(c) The current monthly rent payment under the Lease is $            . Rent has been paid through . No advance rents have been prepaid except for the current month.

(d) The improvements described in the Lease have been completed and accepted by Tenant.

(e) The security deposit under the Lease is currently $            .

(f) Tenant has not sublet any portion of the leased premises or assigned any of its rights under the Lease.

(g) Tenant is in full and complete possession of the premises demised under the Lease, such possession having been delivered by the Landlord pursuant to the Lease and having been accepted by the Tenant.

(h) Tenant has no existing claims, defenses or offsets under the Lease against Landlord, no uncured default exists under the Lease, and no event has occurred that would, except for the lapse of time, the giving of notice or both, constitute a default.

(i) There are no actions, whether voluntary or involuntary or otherwise, pending against Tenant under any bankruptcy, insolvency or other similar laws of the United States or any portion of its interest in the Property or the Lease.

(j) That the undersigned has not caused or permitted, nor is the undersigned aware of, any release upon the Property or contamination of the Property by any hazardous or toxic waste or substance (as defined under any federal, state or local law, statute, ordinance or regulation), the undersigned is not aware of any violation of any federal, state or local law, rule, regulation, statute or ordinance relating to the presence or existence of any hazardous or toxic substance or waste upon the Property and the undersigned hereby certifies that it does not know or have reasonable cause to believe of the existence of any hazardous or toxic substance or waste stored, used, or generated on, within or beneath the Property, or transported to or from the Property, except as follows [if none, so state]:

This Estoppel may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement. This Estoppel shall be binding upon Tenant and its successors and assigns.

IN WITNESS WHEREOF, Tenant has executed this Estoppel the day and year first above written.

TENANT:

By:
Name:
Title:

EXHIBIT “1”

LEASE

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

by and between

O’DONNELL ACQUISITIONS, LLC,

a California limited liability company

(“Buyer”)

and

FLOWBAKE TAMPA EAST, LLC,

a Florida limited liability company

(“Seller”)

September 10, 2012

-i-

-ii-